UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

GUIDED THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22179	58-2029543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5835 Peachtree Corners East, Suite B Peachtree Corners, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Current Report on Form 8-K filed on January 7, 2022 by Guided Therapeutics, Inc., a Delaware corporation (the “Company”) and the Current Report on Form 8-K filed by the Company on July 27, 2021, on July 22, 2021, the Company’s stockholders approved a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a ratio of up to 1-for-20, with such ratio to be determined at the sole discretion of the Company’s board of directors (the “Board”). On December 30, 2021, the Board approved a 1-for-20 reverse stock split (the “Reverse Stock Split”), and the Company subsequently filed a Certificate of Amendment (the “Reverse Split Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on December 30, 2021. On November 18, 2021, the Company submitted an Issuer Company Related Action Notification regarding the Reverse Stock Split to Financial Industry Regulatory Authority (“FINRA”). As of July 25, 2022, FINRA has not declared the Reverse Stock Split effective and therefore the reverse split was never effected on the OTC Market.

On July 25, 2022, the Company filed a Certificate of Correction (“Certificate of Correction”) with the Secretary of State of Delaware to render null and void ab initio the Reverse Split Amendment and as a result, the Reverse Stock Split is deemed null and void ab initio.

The foregoing description of the Certificate of Correction does not purport to be complete and is qualified in its entirety by reference to the Certificate of Correction, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Correction of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 25, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

Date: July 29, 2022	/s/ Gene S. Cartwright, Ph.D.
By: Gene S. Cartwright, Ph.D.
President, Chief Executive Officer and Director

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